Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                         For the Month of September 2000
                     Distribution Date of October 16, 2000
                            Servicer Certificate #36

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $106,711,978.80
Beginning Pool Factor                                        0.2134264

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $7,537,987.30
     Interest Collected                                    $839,060.99

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $210,822.61
Total Additional Deposits                                  $210,822.61

Repos / Chargeoffs                                         $208,146.91
Aggregate Number of Notes Charged Off                              178

Total Available Funds                                    $8,587,870.90

Ending Pool Balance                                     $98,965,844.59
Ending Pool Factor                                           0.1979339

Servicing Fee                                               $88,926.65

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,912,942.05
     Target Percentage                                          10.00%
     Target Balance                                      $9,896,584.46
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                  ($913,054.26)
     Ending Balance                                      $9,999,887.79

Current Weighted Average APR:                                   9.452%
Current Weighted Average Remaining Term (months):                21.21

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,749,526.02       977
                                 31 - 60 days           $398,952.25       277
                                 60+  days              $216,289.82        90

     Total:                                           $2,364,768.09       999

     Balances:                   60+  days            $2,135,407.73        90

Memo Item - Reserve Account
     Prior Month                                     $10,671,197.88
+    Invest. Income                                      $49,172.02
+    Excess Serv.                                       $192,572.15
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,912,942.05

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of September 2000

                                                                                      NOTES
                                                 (Money Market)
                                         TOTAL     CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%            0.00%           96.50%           3.50%
     Coupon                                               5.722%          5.956%           6.200%           6.300%          6.300%

Beginning Pool Balance          $106,711,978.80
Ending Pool Balance              $98,965,844.59

Collected Principal               $7,537,987.30
Collected Interest                  $839,060.99
Charge - Offs                       $208,146.91
Liquidation Proceeds/Recoveries     $210,822.61
Servicing                            $88,926.65
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $8,498,944.25

Beginning Balance               $106,711,978.80            $0.00           $0.00            $0.00  $102,977,059.58   $3,734,919.22

Interest Due                        $560,237.89            $0.00           $0.00            $0.00      $540,629.56      $19,608.33
Interest Paid                       $560,237.89            $0.00           $0.00            $0.00      $540,629.56      $19,608.33
Principal Due                     $7,746,134.21            $0.00           $0.00            $0.00    $7,475,019.51     $271,114.70
Principal Paid                    $7,746,134.21            $0.00           $0.00            $0.00    $7,475,019.51     $271,114.70

Ending Balance                   $98,965,844.59            $0.00           $0.00            $0.00   $95,502,040.07   $3,463,804.52
Note / Certificate Pool Factor                            0.0000          0.0000           0.0000           0.6388          0.1979
   (Ending Balance / Original Pool Amount)
Total Distributions               $8,306,372.10            $0.00           $0.00            $0.00    $8,015,649.07     $290,723.03

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $192,572.15
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,912,942.05
(Release) / Draw                   ($913,054.26)
Ending Reserve Acct Balance       $9,999,887.79

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                    4                      3                   2                   1
                                  May-00               Jun-00                 Jul-00              Aug-00              Sep-00
Beginning Pool Balance        $139,181,258.34     $130,574,325.90        $121,353,112.10     $113,931,125.06     $106,711,978.80

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $395,951.85         $129,672.74            $226,944.76         $279,343.82         $208,146.91
    Recoveries                    $867,393.52         $466,477.32            $978,356.69         $373,109.34         $210,822.61

Total Charged Off (Months 5, 4, 3)                    $752,569.35
Total Recoveries (Months 3, 2, 1)                   $1,562,288.64
Net Loss / (Recoveries) for 3 Mos                    ($809,719.29)(a)

Total Balance (Months 5, 4, 3)                    $391,108,696.34 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   -2.48438%

Trigger:  Is Ratio > 1.5%                                      No
                                                                              Jul-00              Aug-00              Sep-00

B)   Delinquency Trigger:                                                  $3,298,086.07       $2,152,948.27       $2,135,407.73
     Balance delinquency 60+ days                                               2.71776%            1.88969%            2.00109%
     As % of Beginning Pool Balance                                             2.31754%            2.23477%            2.20285%
     Three Month Average

Trigger:  Is Average > 2.0%                                   Yes

C)   Noteholders Percent Trigger:                        2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer